Exhibit 10.2

Exterran Partners, L.P.

Long-Term Incentive Plan

Amendment No. 2 to Grant of Options

Grantee:

Original Grant Date:

Original Option Grant Amount:

Amendment Date:

1.
Amendment of Options.  The grantee named above (the “Grantee”) and Exterran GP LLC on behalf of Exterran General Partner, L.P. (the “Company”) hereby agree to amend pursuant to this Amendment No. 2 to Grant of Options (this “Amendment”) the original grant agreement in respect of the grant of options to purchase Common Units (“Units”) of Exterran Partners, L.P. described above (the “Options”), as amended through the date hereof (the “Grant Agreement”).  Except as otherwise provided in this Amendment, the terms and conditions of the Grant Agreement shall remain in full force and effect.  In the event of any conflict between the terms of this Amendment and the Exterran Partners, L.P. Long-Term Incentive Plan (the “Plan”), the Plan shall control.  Capitalized terms used but not defined in this Amendment shall have the meaning attributed to such terms under the Plan, unless the context requires otherwise.

2.
Payment upon Exercise.  Upon the exercise of the Options, at the election of the Company, the Company shall (a) transfer Units to the Grantee pursuant to the terms of the Grant Agreement, (b) make a cash payment to the Grantee equal to the excess of the aggregate Fair Market Value of the Units as to which the Options are exercised over the sum of (1) the aggregate purchase price of the Units as to which the Options are exercised and (2) any amounts the Company or any of its Affiliates may require to meet its withholding obligations under such applicable law or (c) take any combination of the actions described in clauses (a) and (b) above.

3.	Binding Effect. This Amendment shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under you.

4.
Entire Agreement.  This Amendment and the Grant Agreement constitute the entire agreement of the parties with regard to the subject matter hereof, and contain all the covenants, promises, representations, warranties and agreements between the parties with respect to the Options.

5.
Modifications.  Except as provided below, any modification of this Amendment shall be effective only if it is in writing and signed by both you and an authorized officer of the Company.  However, the Company may make any change to this Amendment that is not adverse to your rights under this Amendment.

6.	Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer all effective as of the day and year first above written.

Exterran General Partner, L.P.,
by its general partner

Exterran GP LLC

By:
Name:
Title:

Agreed to and accepted:

Grantee

By:
Name: